Exhibit 5

                                   Drew Field
                                   Law Offices

25263 Flanders Drive                                                831/626-8134
Carmel, CA 93923                                                    FAX/434-3441

                                                  July 2, 2003

Cornerstone Ministries Investments, Inc.
2450 Atlanta Highway, Suite 904
Cumming, Georgia 30040

Dear Directors:

      You have requested my opinion as to the legality of the securities being registered by Cornerstone Ministries Investments, Inc. (the Company) under the Securities Act of 1933, as amended (the Act), by filing a registration statement on Form SB-2, relating to the offering of certificates of indebtedness, up to a principal amount of $50,000,000 (the Certificates), and up to 250,000 shares of its common stock (the Shares) as described in the registration statement.

      In connection with your request for my opinion, you have provided me and I have reviewed the Company's Articles of Incorporation, as amended, Bylaws, resolutions of the Board of Directors of the Company concerning the offering, the registration statement and such other corporate documents as I have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, it is my opinion that, when the registration statement shall have become effective under the Act, when all required registrations with state securities regulators shall have become effective, and when the Certificates and the Shares shall have been issued and delivered to the purchasers against payment of the consideration therefor, the Certificates and the Shares will, when sold, be legally issued, fully paid and non-assessable, and the Certificates will be binding obligations of the issuer, under Georgia law.

      I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to me under the heading "Legal matters" in your registration statement on Form SB-2.

                                            Very truly yours,

                                            /S/Drew Field